 Exhibit 23.2

Consent of RubinBrown LLP

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-221457) of our report dated March 15, 2019, relating to the consolidated financial statements of FutureFuel Corp. and its subsidiaries (the "Company"), which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/RubinBrown LLP

Denver, Colorado

March 13, 2020